Exhibit 10.2

CVB FINANCIAL CORP. 2008 EQUITY INCENTIVE PLAN

AMENDMENT NO. 3

THIS AMENDMENT NO. 3 (the “Amendment”) to the CVB Financial Corp. 2008 Equity Incentive Plan (the “Plan”), adopted by CVB Financial Corp., a California corporation (the “Company”), is effective as of February 4, 2014. All capitalized terms in this Amendment shall have the same meaning as in the Plan.

WHEREAS, pursuant to Section 8.1 of the Plan, the Board of Directors of the Company may, in its sole discretion, amend the Plan, or any part thereof, at any time and for any reason; provided that no such amendment alters or impairs any rights or obligations under any award previously granted to any participant in the Plan;

WHEREAS, the Board of Directors has deemed it to be in the best interests of the Company to amend the Plan to add language to the end of Section 7.5, and on February 4, 2014, adopted an amendment to the Plan in the form set forth below:

NOW THEREFORE, in compliance with the terms of the Plan, the following sentence is added as the last sentence of Section 7.5:

“Notwithstanding the foregoing, the Company shall be permitted to grant an Award or Awards in excess of 100,000 Shares in the fiscal year ended December 31, 2014, to the Company’s Chief Executive Officer in connection with his performance of services for the Company and its Subsidiaries.”

Survival. Except as modified hereby, all of the provisions of the Plan remain in full force and effect.

References. Any reference to the Plan contained in any document, instrument or agreement executed in connection with the Agreement, shall be deemed to be a reference to the Plan as modified by this Amendment.

IN WITNESS WHEREOF, this Amendment to the Plan is effective as of the date first above written.

CVB FINANCIAL CORP.

By:	/s/ Ronald O. Kruse
	Name:	Ronald O. Kruse
	Title:	Chairman of the Board of Directors